UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	[X]
Filed by Party other than the Registrant	[ ]

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

MCORPCX, INC.

(Exact name of Registrant as specified in its charter.)

Commission File number 000-54918

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-6(i) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 1, 2019

EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by McorpCX, Inc. (the “Company”) with the United States Securities and Exchange Commission on December 24, 2018 (the “Original Filing”) amends the Original Filing, solely to correct the record date for the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which was incorrectly disclosed in the Original Filing. The record date for the Annual Meeting is December 17, 2018.

AMENDMENT TO ORIGINAL FILING

The second paragraph of the Notice of the 2018 Annual Meeting of Stockholders forming a part of the Original Filing is amended and restated in its entirety to read as follows:

“The board of directors of the Company has fixed the close of business on December 17, 2018 as the record date for the determination of stockholders entitled to vote at the annual meeting or any adjournment, postponement or rescheduling thereof..”

The fourth question under “Commonly Asked Questions and Answers” on page two of the Original Filing is hereby amended and restated in its entirety to reach as follows:

“ Q:	Who can vote at the Meeting?

A:

Registered stockholders who own our Shares on December 17, 2018 (the “Record Date”) may attend and vote at the Meeting. Each Share is entitled to one vote. There were 20,426,158 Shares outstanding on the Record Date. If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement. If you own your Shares through a brokerage account or nominee, you cannot vote in person at the Annual Meeting unless you receive a Proxy from the broker or the nominee.

The list of stockholders entitled to vote at the Annual Meeting will be open for the examination by any stockholder for any purpose relevant to the Annual Meeting during normal business hours for 10 days before the Annual Meeting at the Company’s head office at 201 Spear Street, Suite 1100, San Francisco, California 94105 and in our statutory registered agent's office at Computershare Investor Services, 250 Royall St, Canton, Massachusetts, 02021. The list will also be available during the Annual Meeting for inspection by stockholders.

You are entitled to attend the Annual Meeting only if as of the close of business on the Record Date you are a stockholder of record, or a beneficial owner and you hold a valid proxy from the record holder for the Annual Meeting. You should be prepared to present photo identification for admission to the Annual Meeting. Note that even if you attend the Annual Meeting, you cannot vote the Shares that are held by your broker or other nominee unless you have a proxy from your nominee.”